Three Months Ended Sept. 18, 1999 and Sept. 19, 1998:

                                                                            SEPT. 18,           SEPT. 19,
BASIC EARNINGS (LOSS) PER SHARE COMPUTATION:                                     1999               1998
--------------------------------------------                                     ----               ----
Numerator:

Net loss                                                                        $15,000           ($90,000)

Denominator:
Weighted-average common shares                                               13,822,543         13,822,543

Basic loss per share                                                              $0.00             ($0.01)

DILUTED EARNINGS (LOSS) PER SHARE COMPUTATION:
-----------------------------------------------
Numerator:
Net loss                                                                        $15,000           ($90,000)

Denominator:
Weighted-average common shares                                               13,495,838         13,822,543

Diluted loss per share                                                            $0.00             ($0.01)
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